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                                                                     EXHIBIT 2.7

                                FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT

         This First Amendment (this "Amendment") to the Asset Purchase Agreement (the "Agreement") dated as of February 12, 1997, by and among AMRE, Inc., a Delaware corporation ("AMRE"), American Remodeling, Inc., a Texas corporation, Facelifters Home Systems, Inc., a Delaware corporation, Reunion Home Services, Inc., a Texas corporation, and Ronald I. Wagner, is made as of the 18th day of March, 1997.

                                    RECITALS

         WHEREAS, the parties entered into the Agreement whereby Purchaser would acquire certain assets of Sellers; and

         WHEREAS, in preparation for the Closing certain determinations have been made with respect to the Business Assets which the parties desire to acknowledge;

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the above recitals, which constitute a part of this Agreement, the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Wagner and Sellers, intending to be legally bound hereby, agree as follows:

         1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

         2. The reference to "Facelifters Home Services, Inc." in the opening paragraph of the Agreement is hereby amended to read "Facelifters Home Systems, Inc."

         3. All references to "Ronald W. Wagner" in the Agreement are hereby amended to read "Ronald I. Wagner."

         4. Section 3.2(a)(iv) of the Agreement is hereby amended to read in its entirety as follows:

                 (iv) the books, records and customer lists owned and used by each of the Sellers in connection with the Business;

         5. Section 4.3 of the Agreement is hereby amended to read in its entirety as follows:

                 "Section 4.3     Title.  Either AMRE, ARI or Facelifters owns
                 good and marketable title to the FF&E and the Inventory, except with respect to (a) those assets marked with one asterisk (*), two asterisks (**) or three
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                 asterisks (***) on the Schedules hereto and (b) those assets that are listed on Exhibit A to Schedule 2.1(b), 2.1(c) or 2.1(d) hereto."

         6. Section 4.4 of the Agreement is hereby amended to change the second sentence of such section to read in its entirety as follows:

                 "After the Closing (a) no person or business entity other than Purchaser will be authorized by Sellers, directly or indirectly, to use the Trademark, and (b) Sellers shall not object to Purchaser's use of the "Century 21" trademark and shall have no right to royalties or other payments from Purchaser on account of Purchaser's use of the "Century 21" trademark."

         7. The Schedules to the Agreement are replaced in their entirety by the Schedules attached to this Amendment.

         8. The Agreement, as amended by this Amendment, is hereby ratified and confirmed to be in full force and effect as of the date hereof.

         9. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its representative thereunto duly authorized, all as of the 18th day of March, 1997.

                                  AMRE, INC., individually and on behalf of its affiliates, Century 21 Home Improvements, Inc. and Congressional Construction Corporation


                                  By: /s/ J. Gregg Pritchard
                                     -----------------------------------------
                                      Name:        J. Gregg Pritchard
                                           -----------------------------------
                                      Title:       President
                                            ----------------------------------


                                  AMERICAN REMODELING, INC.


                                  By: /s/ J. Gregg Pritchard
                                     -----------------------------------------
                                      Name:        J. Gregg Pritchard
                                           -----------------------------------
                                      Title:       President
                                            ----------------------------------


                                  FACELIFTERS HOME SYSTEMS, INC.


                                  By:      /s/ J. Gregg Pritchard
                                     -----------------------------------------
                                      Name:        J. Gregg Pritchard
                                           -----------------------------------
                                      Title:       President
                                            ----------------------------------


                                  REUNION HOME SERVICES, INC.


                                  By:      /s/ Ronald Wagner
                                     -----------------------------------------
                                      Name:        Ronald Wagner
                                           ----------------------------------
                                      Title:       CEO
                                            ----------------------------------


                                           /s/ Ronald I. Wagner
                                  --------------------------------------------
                                  RONALD I. WAGNER
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                               OMITTED SCHEDULES
                          REUNION HOME SERVICES, INC.
                                FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


SCHEDULE                                        CONTENTS

Schedule 1.1 Sales Offices of the Debtors from which Reunion Home Services, Inc. purchased assets.

Schedule 2.1(a)                 Real property leases to be assumed by Reunion
                                Home Services, Inc.

Schedule 2.1(b) Furniture, fixtures, and equipment located at the Sales Offices and purchased by Reunion Home Services, Inc. pursuant to the Asset Purchase Agreement.

Schedule 2.1(c) Furniture, fixtures and equipment located at the Algonquin Building and purchased by Reunion Home Services, Inc. pursuant to the Asset Purchase Agreement.

Schedule 2.1(d) Furniture, fixtures and equipment located at the Telemarketing Center and purchased by Reunion Home Services, Inc. pursuant to the Asset Purchase Agreement.

Schedule 2.1(f)                 Equipment leases to be assumed by Reunion Home
                                Services, Inc.

Schedule 2.2(g) Liabilities and obligations assumed by Reunion Home Services, Inc. pursuant to the Asset Purchase Agreement (those liabilities in connection with the equipment leases).

Schedule 2.1(i)                 Telephone numbers to be assumed by Reunion Home
                                Service, Inc.

The Registrant hereby agrees to provide supplemental copies of any and all of the above omitted schedules should the Commission so request.